Exhibit 99.1

STONINGTON CORPORATION

237 Park Avenue, Suite 2100

New York, NY 10017

(212) 551-3550

Fax (212) 490-0131

August 31, 2005

Mr. Larry C. Oldham

President

Parallel Petroleum Corporation

1004 N. Big Spring, Suite 400

Midland, Texas 79701

Dear Larry:

This letter sets forth the understanding and agreement (this “Agreement”) between Parallel Petroleum Corporation (“Parallel”) and Stonington Corporation (“Stonington”) regarding Parallel’s non-exclusive retention of Stonington to provide general corporate financial advisory services and to serve as a financial advisor in connection with certain types of financing transactions. Parallel Petroleum Corporation, collectively with its subsidiaries, is referred to herein as “Parallel”.

1.              Parallel hereby engages Stonington (a) to provide a variety of general financial and strategic advisory services on matters relating to general corporate finance and investment banking matters, acquisitions, investments, dispositions and other strategies and financial advisory services helpful to Parallel; (b) to assist and advise Parallel in connection with raising capital through the issuance by Parallel of securities in the form of (i) common stock, convertible preferred stock, or other equity-like securities ( “Equity Type Financing”), or (ii) high yield, whether in the form of senior or subordinated debt or as non-convertible preferred stock, or other subordinated debt securities (“Subordinated Debt Type Financing”), in each case in transactions in which Stonington is not the lead or managing underwriter or primary placement agent (an Equity Type Financing and Subordinated Debt Type Financing, collectively referred to herein as a “Financing”); (c) to provide, upon request by Parallel, financial, advisory and investment banking services in connection with the possible Sale or Merger (as defined below) of Parallel; and (d) to provide, upon request by Parallel, financial, advisory and investment banking services in connection with (i) Financings in which Stonington acts as the lead or managing underwriter or primary placement agent, (ii) acquisition or investment opportunities, or (iii) senior debt financings.

2.              Stonington hereby accepts the engagement described in paragraph 1 above and agrees to provide the services described therein.

Mr. Larry C. Oldham

August 31, 2005

3.              Parallel will assemble and furnish to Stonington all information concerning its business, reserves, assets, operations, financial condition and such other information that Stonington may reasonably request in connection with the performance of its obligations hereunder. All information related to Parallel’s financial condition shall fairly present in all material respects such financial condition and all other information provided by Parallel shall be complete and accurate in all material respects and not materially misleading to the best of Parallel’s knowledge. Stonington shall be entitled to rely upon the accuracy and completeness of any information provided by Parallel without independent verification.

4.              For its services rendered hereunder, Parallel shall pay to Stonington the following fees:

(i)	in connection with the provision of general financial advisory services:

for the three quarters ended September 30, 2005, a retainer fee in the amount of $75,000.00, and, thereafter, a quarterly retainer fee in the amount of $25,000.00, payable in advance, for a period of fifteen months beginning October 1, 2005 and ending on December 31, 2006; and

(ii)	subject to paragraph 5 below, fees as indicated below:

(a)

upon the closing of any Equity Type Financing in which Stonington is not the lead or managing underwriter or primary placement agent, a transaction fee in an amount equal to .60% of the aggregate proceeds received by Parallel from the sale of the equity securities;

(b)

upon the closing of any Subordinated Debt Type Financing in which Stonington is not the lead or managing underwriter or primary placement agent, a transaction fee in an amount equal to .375% of the aggregate proceeds received by Parallel from the sale of the debt securities;

(c)	upon the closing of any Sale or Merger of Parallel, a transaction fee in an amount equal to .60% of the Aggregate Transaction Proceeds; and:

(d)	in connection with Stonington’s services of a nature described in subparagraph 1(d) above, a transaction fee will be determined by mutual agreement of Stonington and Parallel.

The value of any portion of a transaction fee payable to Stonington that is attributable to non-cash consideration shall be determined by mutual agreement of Stonington and Parallel. Any portion of a transaction fee that is attributable to one or more contingent payments shall be paid to Stonington at the time the contingent payment is made.

Mr. Larry C. Oldham

August 31, 2005

Parallel will reimburse Stonington for all reasonable out-of-pocket expenses incurred by Stonington in performing services under this Agreement, including, but not limited to, travel and communication expenses, database service expenses and courier charges.

For purposes of this engagement letter:

“Sale or Merger” of Parallel shall mean any transaction or series or combination of related transactions, other than in the ordinary course of business, whereby, directly or indirectly, a material interest (greater than 50%) in Parallel, its capital stock or its assets is transferred from Parallel and/or its stockholders to any unaffiliated third party acquiror for consideration, including, without limitation, a sale or exchange of capital stock or assets, a merger, plan of exchange or consolidation, or any similar business combination, exclusive of raising external funds through means of a public or private securities offering or obtaining bank financing or refinancing.

“Aggregate Transaction Proceeds” shall mean the total consideration received (including amounts paid or to be paid into escrow), directly or indirectly, regardless of how allocated or the form of consideration, by Parallel or its stockholders in connection with a Sale or Merger, including, without limitation: (i) cash, (ii) notes, debt or equity securities and other property, (iii) payments to be made in installments, (iv) deferred and/or contingent payments (whether or not related to future earnings or operations); and (v) any assets of Parallel which are paid in the form of dividends, capital distributions, partial or total liquidating distributions or otherwise to its stockholders other than in the ordinary course of business. Aggregate Transaction Proceeds do not include (i) the amount of any debt assumed, forgiven or retired and (ii) any form of consideration paid or to be paid for salaries, severance agreements, option “cash-outs”, non-competition agreements, confidentiality agreements, consulting agreements, license agreements and above market rentals.

5.              In connection with providing its services hereunder, Stonington will identify and may introduce Parallel to unaffiliated third parties that may have opportunities for Parallel in connection with a Financing, Sale or Merger, acquisition or investment. After identifying any such third party, and prior to contacting such third party, Stonington will send written notice to Parallel identifying and proposing the name of such third party to Parallel for Parallel’s authorization for Stonington to initiate contact with such third party. Unless Parallel objects within thirty days after its receipt of Stonington’s notice, each third party identified in Stonington’s notice will be an “Identified Party”, and any transaction of a type described in paragraph 1 hereof between Parallel and such Identified Party within the time periods prescribed by this Agreement shall be subject to the terms of this Agreement. Stonington shall be entitled to a transaction fee in accordance with paragraph 4 above with respect to any Financing or other type of transaction described in this Agreement which is entered into between Parallel and the Identified Party during the term of this Agreement and for a period of two years after the termination of this Agreement; provided, however, if any Financing or other transaction with an Identified Party occurs within such two-year period which was preceded by a Financing or other transaction with the same Identified Party during the term of this Agreement or the two-year

Mr. Larry C. Oldham

August 31, 2005

period thereafter, then the transaction fee otherwise payable to Stonington shall be reduced by one-half.

6.              The term of Stonington’s engagement hereunder shall extend from the date of this Agreement until the first to occur of (a) December 31, 2006 or (b) the death or disability of William D. Forster; provided, however, paragraphs 4(ii) though 11 shall survive the termination of this Agreement for the period specified in paragraph 5 of this Agreement, and provided further, that either party may terminate this Agreement at any time upon fifteen days prior written notice.

7.	Parallel shall:

(a)

Indemnify Stonington and hold it harmless against any losses, claims, damages or liabilities, joint or several, to which Stonington may become subject arising in any manner out of or in connection with the rendering of services by Stonington hereunder, unless it is finally judicially determined that such losses, claims, damages or liabilities resulted directly from the gross negligence, willful misconduct or bad faith of Stonington, its principals, agents or employees; and

(b)

Reimburse Stonington immediately for any legal or other expenses reasonably incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings arising in any manner out of or in connection with the rendering of services by Stonington hereunder; provided, however, that in the event a final judicial determination is made to the effect specified in the preceding subparagraph 7(a), Stonington will remit to Parallel any amount reimbursed under this subparagraph 7(b).

Parallel agrees that the indemnification, contribution and reimbursement commitments set forth in this Agreement shall apply whether or not Stonington is a formal party to any such lawsuit, claim or other proceeding, that Stonington is entitled to separate counsel of its choice in connection with any of the matters to which such commitments relate and that such commitments extend upon the terms set forth in this paragraph 7 to any controlling person, employee or agent of Stonington.

8.              Parallel and Stonington agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph 7 is finally judicially determined to be unavailable (except by reason of the gross negligence or bad faith of Stonington or any of its principals, employees or agents, as the case may be), then, whether or not Stonington is the person entitled to indemnification or reimbursement, Parallel on the one hand, and Stonington, on the other hand, shall each contribute to the losses, claims, damages, liabilities and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to Parallel, on the one hand and Stonington on the other hand, in connection with the transactions to which such indemnification or reimbursement relates, and other equitable considerations; provided, however, in no event shall the amount to be

Mr. Larry C. Oldham

August 31, 2005

contributed by Stonington exceed the amount of the fees actually received by Stonington hereunder.

9.              Except as contemplated by the terms hereof or as required by applicable law or pursuant to an order entered by a court of competent jurisdiction, Stonington shall maintain the confidentiality of all material non-public information, or other information marked or otherwise identified as “confidential” provided to it by Parallel, and shall not disclose such information to any third party, other than such of its employees or advisors as Stonington determines have a need to know. Stonington shall inform its employees and advisors of the provisions of this paragraph 6 and such employees and advisors shall be bound by the provisions hereof.

10.           Except as required by law, any advice provided by Stonington under this Agreement shall not be disclosed publicly or made available to third parties (other than Parallel’s stockholders, employees and advisors to Parallel) without the prior approval of Stonington, which approval shall not be unreasonably withheld, and such advice shall not be relied upon by any other person or entity other than Parallel and its advisors.

11.         This Agreement may not be amended or modified except in writing and shall be governed and construed in accordance with the laws of the State of New York.

If the foregoing correctly sets forth our understandings and agreements, please so indicate by signing both copies of this letter in the space provided for that purpose below and returning one fully executed copy to the undersigned, whereupon this letter shall constitute a binding agreement as of the date first above written.

Sincerely,

/s/ William D. Forster

William D. Forster

President

ACCEPTED AND AGREED TO

THIS 1st day of September, 2005.

PARALLEL PETROLEUM CORPORATION

By:	/s/ Larry C. Oldham

Larry C. Oldham, President